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Schedule 13D                                                  Page 7 of 7 Pages


                                  EXHIBIT 99.1

                                                                    EXHIBIT 99.1

                         AMENDMENT TO OPTION AGREEMENT

         AMENDMENT TO OPTION AGREEMENT dated as of August 29, 1997, by and between ProNet Inc., a Delaware corporation ("PN") and Metrocall, Inc., a Delaware corporation ("MC").

                             W I T N E S S E T H :

         WHEREAS, PN and MC are parties to that certain Option Agreement dated as of August 8, 1997 ("Option Agreement"); and

         WHEREAS, the parties desire to amend the Option Agreement in certain respects.

         NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Section 2(d)(ii) of the Option Agreement is amended to read in its entirety as follows:

         "the termination of the Merger Agreement other than under Sections 7.1(c)(iii), 7.1(d)(ii) or 7.1(d)(iii) thereof; and"

         2. Except as expressly modified hereby, all other terms and conditions of the Option Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment to Option Agreement as of the date first above written.

                                   PRONET INC.


                                   By: /s/ MARK A. SOLLS
                                      -----------------------
                                      Name: Mark A. Solls
                                      Title: Vice President

                                   METROCALL, INC.


                                   By: /s/ VINCENT D. KELLY
                                      -----------------------
                                      Name: Vincent D. Kelly
                                      Title: Chief Financial Officer